Exhibit 10.1

AGREEMENT

AGREEMENT entered into this 25th day of October 2005 by and among GRWW, Southridge Partners LP (“SP”) and Brittany Capital Management Limited (“Brittany”).

GRWW and SP, having entered into a Securities Purchase Agreement on August 8, 2005 for a Loan to GRWW in the principal sum of $165,000, hereby agree that GRWW shall pay the full principal sum of $165,000 due on or before November 8, 2005 together with an additional $24,200 associated with interest and redemption premium, which amount can be reduced to $19,200 if fully paid by October 31, 2005.  Upon full payment of the above, SP shall return all collateral held with respect to such Loan and file all forms as may be necessary so as to extinguish any lien or encumbrance upon the collateral.

Brittany agrees to waive all accrued liquidated damages as of the date of this Agreement associated with late filing of the registration statement for the Private Equity Credit Agreement by and between Brittany and GRWW, dated July 8, 2005 (“July 8 Agreement”).   Brittany and GRWW shall enter into a new Private Equity Credit Agreement substantially in the same form as the July 8, 2005 Agreement in the amount of $30,000,000, attached hereto, which, when executed by both parties, shall supersede the July 8, 2005 Agreement. GRWW shall have forty five (45) days from execution of this Agreement to file a registration statement associated with the new Private Equity Credit Agreement and shall have one hundred twenty (120) days to have such registration statement declared effective.

READ AND AGREED TO

GREENS WORLDWIDE INCORPORATED

/s/ R. Thomas Kidd

By:

_____________________________________________

R. Thomas Kidd, President and Chief Executive Officer

SOUTHRIDGE PARTNERS LP

/s/ Stephen Hicks

By:

_____________________________________________

Stephen Hicks, Director

BRITTANY CAPITAL FUND LIMITED

/s/ Barry W. Herman

By:

_____________________________________________

Barry W. Herman, President and Director